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                                                                   Exhibit 10.87

                               SECURITY AGREEMENT

                  THIS SECURITY AGREEMENT (the "AGREEMENT") dated as of ____ ___, 2003, is by and among NELNET, INC. "DEBTOR" and M&I MARSHALL & ILSLEY BANK, as agent for itself and the other Secured Parties, as that term is defined in the Credit Agreement described below (the "AGENT").

                                R E C I T A L S:

                  The Debtor and NATIONAL EDUCATION LOAN NETWORK, INC., as borrowers (collectively, "BORROWERS"), are entering into that certain Credit Agreement dated of even date herewith with M&I MARSHALL & ILSLEY BANK, SUNTRUST BANK, FIRST NATIONAL BANK OF OMAHA and FIFTH THIRD BANK, INDIANA (the "BANKS") (such agreement, as it may be amended or otherwise modified from time to time, herein the "CREDIT AGREEMENT"). The execution and delivery of this Agreement is a condition to the Bank's entering into the Credit Agreement and making the extensions of credit thereunder.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce the Banks to make the Loans under the Credit Agreement and the other Secured Parties to extend credit to Borrowers, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

                           "COLLATERAL" has the meaning specified in SECTION 2.1 of this Agreement.

                           "GENERAL INTANGIBLES" means any "GENERAL
         INTANGIBLES," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and rights of the Debtor to retrieve data and other information from third parties; (b) contract rights including, without limitation, all right, title and interest in and to the Servicing Contracts and any documentation pursuant to which any of the other Collateral was acquired which include, without limitation, the following: (i) all rights of the Debtor to receive moneys due and to become due under or pursuant to such agreements, (ii) all rights of the Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to such agreements, (iii) all claims of the Debtor for damages arising out of or for breach of or default under such agreements, (iv) all rights of the Debtor to terminate such agreements, to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder, and (v) any rights to Liens arising under or as a result of any such agreement; (c) all rights of the Debtor to

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         payment under letters of credit and similar agreements, including without limitation, all letter of credit rights and other supporting obligations; (d) choses in action and causes of action of the Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor, including without limitation, all commercial tort claims; (e) rights and claims of the Debtor under warranties and indemnities; (f) rights of the Debtor under any insurance, surety or similar contract or arrangement; and (g) all payment intangibles.

                           "OBLIGATIONS" means all "OBLIGATIONS" (as such term is defined in the Credit Agreement); provided that the obligations secured hereby shall be limited to an aggregate amount equal to the largest amount that would not render the Debtor's obligations hereunder subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

                           "PROCEEDS" means any "PROCEEDS," as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority); (c) all instruments, documents, chattel paper and general intangibles received or arising in connection with a disposition of Collateral; (d) all dividends or other distributions relating to any of the Collateral; and (e) any and all other amounts or property from time to time paid, payable, distributed or distributable under, in connection with or in exchange for any of the Collateral and all other payment intangibles relating thereto.

                           "SERVICING CONTRACT" means an arrangement, whether or not in writing, pursuant to which the Debtor has the right to service Student Loans for other Persons.

                           "UCC" means the Uniform Commercial Code as in effect in the State of Wisconsin from time to time. For purposes of all provisions of this agreement, if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC' means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

                  Section 1.2 Other Definitional Provisions. Terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement. References to "SECTIONS," "SUBSECTIONS," "EXHIBITS" and "SCHEDULES" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and

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regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located. Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings determined in accordance with the UCC.

                                   ARTICLE II

                                SECURITY INTEREST

                  Section 2.1 Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise), the Debtor hereby pledges and assigns to the Agent, and grants to the Agent a continuing lien on and security interest in, all of the Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "COLLATERAL"):

                           (a) all rights of the Debtor under all Servicing Contracts now owned or hereafter acquired by the Debtor;

                           (b) all rights of the Debtor to receive payments under or by virtue of the Servicing Contracts described in clause (a) preceding, whether as servicing fees, servicing income, damages, amounts payable upon the cancellation of termination of any such Servicing Contract, or otherwise;

                           (c) all General Intangibles of the Debtor relating to or arising out of the Collateral described in clauses (a) and (b) preceding;

                           (d) all rights of the Debtor under any Hedging Agreement now or hereafter entered into by the Debtor to protect the Debtor against changes in the value of any of the Collateral described in clauses (a), (b) and (c) preceding; and

                           (e) all products and Proceeds, in cash or otherwise, of any of the Collateral described in clauses (a), (b), (c) and (d) preceding.

                  Section 2.2 Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtor shall remain liable under the documentation included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of its rights or remedies hereunder shall not release the Debtor from any of its duties or obligations under such documentation, (c) the Agent shall not have any obligation under any of such documentation included in the Collateral by reason of this Agreement, and (d) the Agent shall not be obligated to perform any of the obligations of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Bank to enter into the Credit Agreement and the other Secured Parties to extend credit to the Borrowers, the Debtor represents and warrants to the Bank and the other Secured Parties that:

                  Section 3.1 Current Servicing Contracts. Attached hereto as
SCHEDULE 3.1 is a true and complete list of all of its Servicing Contracts in effect on the date hereof. Each of the Servicing Contracts listed in SCHEDULE
3.1 contain provisions that are consistent with those set forth in the form of Agreement attached hereto as SCHEDULE 3.1A, except that the life of loan servicing provision found in SECTION 1.2 of SCHEDULE 3.1A appears only in the Servicing Contracts so noted. The termination, indemnification, and liability provision of each Servicing Contract listed in SCHEDULE 3.1 are substantially similar to those provisions contained in SCHEDULE 3.1A.

                  Section 3.2 Office Locations; Fictitious Names; Tax I.D. Number. Its principal place of business, chief executive office and jurisdiction of organization are located at the place or places identified for it on SCHEDULE
3.2. Within the last four months it has not had any other chief place of business, chief executive office, or jurisdiction of organization except as disclosed on SCHEDULE 3.2. SCHEDULE 3.2 also sets forth all other places where it keeps its books and records relating to the Collateral. It does not do business and has not done business during the past five years under any trade-name or fictitious business name except as disclosed on SCHEDULE 3.2. Its United States Federal Income Tax I.D. Number and organizational number is identified on SCHEDULE 3.2.

                  Section 3.3 Ownership of Collateral. It is the legal and equitable owner of the Collateral owned by it, free and clear of all Liens, except the Lien created hereby.

                  Section 3.4 Validity of Service Contracts. Each Servicing Contract is in full force and effect, each Servicing Contract is legal, valid, and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws of general application affecting the rights of creditors and general principles of equity, and, to the best of its knowledge, no default or event of default exists under any Servicing Contract that could have a Material Adverse Effect.

                  Section 3.5 Consents; Status. No consent or approval of any Person, including any Governmental Authority, is required for it to execute, deliver and perform this Agreement, or for the validity and enforceability of the Lien and security interest in the Collateral created hereby, that in each case has not been obtained and is not in full force and effect. It is approved by, and qualified and in good standing with, all Governmental Authorities necessary for it to service the Student Loans under the Servicing Contracts.

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                                   ARTICLE IV

                                    COVENANTS

                  The Debtor covenants and agrees with the Agent that until the Obligations are paid and performed in full and all commitments under the Credit Agreement have expired or have been terminated:

                  Section 4.1 Payment Obligations. It shall, in accordance with its customary business practices, endeavor to collect or cause to be collected from each obligor on the Collateral, as and when due, any and all amounts owing under the Collateral. Without the prior written consent of the Agent, it shall not, except in the ordinary course of business, (a) grant any extension of time for any payment with respect to any of the Collateral, (b) compromise, compound, or settle any of the Collateral for less than the full amount thereof, (c) release, in whole or in part, any Person liable for payment of any of the Collateral, (d) allow any credit or discount for payment with respect to any of the Collateral, or (e) release any Lien or guaranty securing any payment obligation under the Collateral.

                  Section 4.2 Further Assurances. At any time and from time to time, upon the request of the Agent, and at its sole expense, it shall, promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Agent may reasonably deem necessary or appropriate to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, it shall upon reasonable request by the Agent: (a) authorize the Agent to file such financing statements as the Agent may from time to time require; (b) take such action as the Agent may request to permit the Agent to have control over any investment property; (c) deliver to the Agent all Collateral the possession of which is necessary to perfect its security interest therein, duly endorsed and/or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (d) execute and deliver to the Agent such other agreements, documents and instruments as the Agent may reasonably require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Loan Documents.

                  Section 4.3 Corporate Changes. It shall not change its name, identity, jurisdiction of organization, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading or its United States Federal Tax I.D. Number unless such action is permitted or not restricted by the Credit Agreement and it shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by the Agent to protect its security interest in the Collateral with the perfection and priority thereof required by the Loan Documents. It shall not change its principal place of business, chief executive office or the place where it keeps its books and records unless it shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to cause its security interest in the Collateral to be perfected with the priority required by the Loan Documents.

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                  Section 4.4 Performance of Servicing Contracts. It will, at its expense: (a) perform and observe all of the material terms and provisions of the Servicing Contracts to be performed or observed by it in accordance with their terms and with applicable laws and regulations of Governmental Authorities, maintain the Servicing Contracts in full force and effect, enforce the Servicing Contracts in accordance with their respective terms, and take all action to such end as may be from time to time reasonably requested by the Agent and (b) from time to time (1) furnish to the Agent such information and requests regarding the Servicing Contracts as the Agent may reasonably request and (2) upon reasonable request of the Agent make to any other party to any Servicing Contract such demands and requests for information and reports or for action as it is entitled to make thereunder.

                  Section 4.5 Modification to Servicing Contracts. It will not amend or otherwise modify the terms and conditions of any Servicing Contract if such amendment or modification could have a Material Adverse Effect.

                                    ARTICLE V

                               RIGHTS OF THE AGENT

                  Section 5.1 POWER OF ATTORNEY. THE DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF THE DEBTOR OR IN ITS OWN NAME, TO TAKE, WHEN AN EVENT OF DEFAULT EXISTS, ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH THE AGENT AT ANY TIME AND FROM TIME TO TIME DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT HEREBY GIVES THE AGENT THE POWER AND RIGHT ON ITS BEHALF AND IN ITS OWN NAME TO DO ANY OF THE FOLLOWING WHEN AN EVENT OF DEFAULT EXISTS, WITH NOTICE TO THE DEBTOR BUT WITHOUT THE CONSENT OF THE DEBTOR:

                           (a) to demand, sue for, collect or receive, in the name of it or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

                           (b) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

                           (c) to notify post office authorities to change the address for delivery of mail of the Debtor to an address designated by the Agent and to receive, open, and dispose of mail addressed to the Debtor;

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                           (d)      (A) to direct account debtors and any other
         parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct (the Debtor agrees that if any Proceeds of any Collateral shall be received by it after such a direction from the Agent, it shall promptly deliver such Proceeds to the Agent with any necessary endorsements, and until such Proceeds are delivered to the Agent, such Proceeds shall be held in trust by it for the benefit of the Agent and shall not be commingled with any other of its funds or property); (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any assignments, proxies, stock powers, verifications and notices in connection with accounts or payment obligations and other documents relating to the Collateral; (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against it with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to add or release any guarantor, endorser, surety or other party to any of the Collateral; (H) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (I) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (J) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent's security interest therein.

                  THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH
SECTION 7.11. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Agent nor any Person designated by the Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law, except any of the same resulting from its or their gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

                  Section 5.2 Assignment by the Agent. The Agent may at anytime assign or otherwise transfer all or any portion of their rights and obligations under this Agreement and the other Loan Documents (including, without limitation, the Obligations) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement, and such Person shall thereupon become vested with all the benefits thereof granted to the Agent, herein or otherwise.

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                                   ARTICLE VI

                          DEFAULT, RIGHTS AND REMEDIES

                  If an Event of Default exists, the Agent shall have the following rights and remedies:

                           (a) In addition to all other rights and remedies granted to the Agent in this Agreement or in any other Loan Document or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral). Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to it, collect, receive or take possession of the Collateral or any part thereof and for that purpose the Agent may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable or otherwise as may be permitted by law. The Agent shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of the Debtor, which right or equity of redemption is hereby expressly waived and released by the Debtor. Upon the request of the Agent, the Debtor shall assemble the Collateral and make it available to the Agent at anyplace designated by the Agent that is reasonably convenient to it and the Agent. The Debtor agrees that the Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys' fees, legal expenses and other costs and expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement. The Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral applied to the Obligations are insufficient to pay the Obligations in full to the extent provided in the Loan Documents. The Agent may apply the Collateral against the Obligations as provided in the Credit Agreement. The Debtor waives all rights of marshalling, valuation and appraisal in respect of the Collateral. Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and then or at any time thereafter applied in whole or in part by the Agent against, the Obligations in the order permitted by the Credit Agreement. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by the Agent and remaining after payment in full of all the Obligations shall be promptly paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus; provided that the Agent shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

                           (b) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

                           (c) The Agent may exercise any and all of the rights and remedies of the Debtor under or in respect of the Collateral, including, without limitation, any and all rights of it to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral.

                           (d) The Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                           (e) On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

                  Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Agent and respective successors and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

                  Section 7.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS,

WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT OPAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Debtor and the Agent.

                  Section 7.4 Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement.

                  Section 7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin and applicable laws of the United States of America.

                  Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

                  Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent or the Bank to rely upon them.

                  Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  Section 7.9 Waiver of Bond. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

                  Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 7.11 Termination. If all of the Obligations shall have been paid and performed in full, all commitments of the Bank shall have expired or terminated, the Agent shall, upon the written request of the Debtor, execute and deliver to the Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement.

                  Section 7.12 Obligations Absolute. All rights and remedies of the Agent hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any of the Loan Documents; or (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents; any exchange, release, or non-perfection of any Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations; or any other circumstance that might otherwise constitute a defense available to, or a discharge of, a third party pledgor.

                  Section 7.13 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEBTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE AGENT OR ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                                DEBTOR:

                                                NELNET, INC.

                                                By:  /s/ TERRY HEIMES
                                                     ___________________________

                                                  Name: Terry Heimes
                                                         _______________________

                                                  Title: Chief Financial Officer
                                                         ______________________

                                                AGENT:

                                                M&I MARSHALL & ILSLEY BANK,
                                                as Agent for the Secured Parties


                                                By:  /s/ JUDE M. CARLIN
                                                     ___________________________

                                                  Name: Jude M. Carlin
                                                         _______________________

                                                  Title: Vice President
                                                         ______________________

               [Signature Page to Nelnet, Inc. Security Agreement]

                                  SCHEDULE 3.1
                                       TO
                               SECURITY AGREEMENT

                      CURRENT FFELP LOAN SERVICING CLIENTS

   1)      AmSouth Bank of Alabama (Remote)
   2)      Arkansas Student Loan Authority (LIFE OF LOAN)
   3)      Bank of America NT&SA (LIFE OF LOAN)
   4)      Bank One Corporation (LIFE OF LOAN)
   5)      Brazos Higher Education Service Corporation
   6)      California Higher Education Loan Authority (2) (LIFE OF LOAN)
   7)      Citibank, New York State (LIFE OF LOAN)
   8)      Class Credit/Hibernia (LIFE OF LOAN)
   9)      Comerica Bank (LIFE OF LOAN)
  10)      Credit Union of Denver
  11)      College Loan Corporation (LIFE OF LOAN)
  12)      Colorado Student Obligation Bond Authority
  13)      Central Texas Higher Education Authority
  14)      Chase Manhattan Bank, N.A.
  15)      Education Finance Group
  16)      First National Bank of Ft. Collins (LIFE OF LOAN)
  17)      Florida Educational Loan Marketing Corporation (LIFE OF LOAN)
  18)      Greater Texas Student Loan Corporation
  19) Illinois Designated Account Purchase Program (FFELP Full Service and Remote) (LIFE OF LOAN)
  20)      Key Bank (LIFE OF LOAN)
  21)      Louisiana Public Facilities Authority
  22)      Manufacturers and Traders Bank (LIFE OF LOAN)
  23)      Maine Education Loan Marketing Corporation (LIFE OF LOAN)
  24)      Mesa County Teachers Federal Credit Union (LIFE OF LOAN)
  25)      Michigan Higher Education Student Loan Authority
  26)      Michigan National Bank/MN Finance/Standard Federal (LIFE OF LOAN)
  27)      Minnesota Higher Education Services Office
  28)      Mountain States Bank (LIFE OF LOAN)
  29)      Navy Federal Credit Union (LIFE OF LOAN)
  30)      NHELP (LIFE OF LOAN)
  31)      NSA, Bank of Oklahoma (LIFE OF LOAN)
  32)      NES, Bank of Oklahoma (LIFE OF LOAN)
  33)      Norlarco Credit Union (LIFE OF LOAN)
  34)      Northwestern Area Credit Union (LIFE OF LOAN)
  35)      Wells Fargo Bank, N.A. (LIFE OF LOAN)
  36)      North Texas Higher Education Authority
  37)      Orange County Teachers Federal Credit Union (LIFE OF LOAN)
  38)      Pinnacle Bank of Papillion (LIFE OF LOAN)
  39)      North Fork Bank (LIFE OF LOAN)

  40)      Rhode Island Student Loan Authority (FFELP Full Service and Remote)
  41)      San Antonio Federal Credit Union (LIFE OF LOAN)
  42)      Strident Loan Acquisition Authority (LIFE OF LOAN)
  43)      Student Loan Finance Association
  44)      Student Loan Funding Corporation (LIFE OF LOAN)
  45)      Space Age Federal Credit Union (LIFE OF LOAN)
  46)      Sun Trust Bank (LIFE OF LOAN)
  47)      Union Bank & Trust Company
  48)      University Federal Credit Union (LIFE OF LOAN)
  49)      University of Missouri Kansas City (LIFE OF LOAN)
  50)      NELnet (LIFE OF LOAN)
  51)      U.S. Bank N.A.
  52)      USA Education (LIFE OF LOAN)
  53)      Utah Higher Education Assistance Authority (LIFE OF LOAN IN EVENT OF
           SALE)
  54)      Alabama Higher Education Loan (Remote)
  55)      Colorado Student Loan Program (Remote)
  56)      Regions Financial Corporation (Remote)
  57)      National Higher Education Loan Program (Remote)
  58)      Oklahoma Student Loan Authority (Remote)

                                  SCHEDULE 3.1A
                                       TO
                               SECURITY AGREEMENT

                          LOAN APPLICATION PROCESSING,
                      DISBURSEMENT AND SERVICING AGREEMENT

                     -FEDERAL FAMILY EDUCATION LOAN PROGRAM-

                  THIS LOAN APPLICATION PROCESSING, DISBURSEMENT AND SERVICING AGREEMENT (the "Agreement") is entered into as of the _____ day of _________ 2001, (the "Effective Date") by and between NELNET, INC. ("Servicer"), and _____________________, ("Lender").

                  WHEREAS, Servicer is in the loan application processing, disbursement and servicing business in the States of Colorado, Nebraska and Florida, and in the ordinary course of such business processes applications, disburses and services loans to student/parent borrowers (the "Education Loans") which are made and guaranteed in accordance with the provisions of the Higher Education Act of 1965, as amended, and rules and regulations promulgated thereunder as in effect from time to time (collectively, the "Education Act"); and,

                  WHEREAS, Servicer has developed and/or has available to it the systems and services to enable it to process applications, disburse and service Education Loans in accordance with the Education Act and with rules and regulations previously promulgated by _____________________, which constitute all of the Guarantors for all Education Loans which are to be serviced hereunder ("Guarantor(s)") as in effect from time to time (collectively, "Regulations"); and

                  WHEREAS, Lender in the ordinary course of its business makes or acquires Education Loans; and

                  WHEREAS, Lender desires to retain Servicer to process applications, disburse and service its Education Loans.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

                                    AGREEMENT

         1.       TERM; LIFE OF LOAN SERVICING; REMOVAL; SERIAL LOANS.

                  1.1 TERM. With respect to application processing and disbursements only, the initial term of this Agreement shall be from the Effective Date for a period of five (5) years ("Initial Term") subject to earlier termination pursuant to the terms herein. The Initial Term of this Agreement may be renewed for an additional period of time upon mutual agreement of the parties ("Additional Term"). Upon expiration of the Initial or Additional Terms, all terms and conditions of this Agreement with respect to application processing and disbursements, except

Section 12, shall continue on a month to month basis until either party terminates this Agreement, with or without cause, upon sixty (60) days written notice to the other party. If this Agreement continues on a month to month basis after expiration, the "Servicing Fees" (as set forth in this Agreement and Schedule "A") will increase by two percent (2%). Servicer also reserves the right, at any other time after expiration of the Initial Term or any Additional Term, to increase, decrease, modify and/or change the Servicing Fees as provided for in Section 13 and Schedule "A", in such manner as Servicer may determine, upon sixty (60) days prior written notice to Lender.

                  1.2 LIFE OF LOAN SERVICING. The parties acknowledge that in order to avoid disruption and maintain continuity of service to the maker(s) of a note securing an Education Loan ("Borrowers"), it has become customary in the industry to have Education Loans serviced for the life of the Education Loan by a single servicer. Accordingly, with respect to all post-disbursement servicing, Lender hereby agrees that it will ensure that all Education Loans originated, acquired, held, or sold by the Lender under the Education Act and subject to this Agreement will remain with Servicer for the life of the loan, which means until the Education Loan is paid in full by the Borrower or Guarantor.

                  In the event the Lender desires to sell any of its Education Loans, the Lender will sell the Education Loans to a purchaser maintaining a servicing agreement with Servicer which provides for servicing of such Education Loans on a life of loan basis.

                  If the Lender desires to sell its Education Loans to a purchaser that does not have such an agreement with Servicer, Lender shall require such purchaser to execute a servicing agreement with Servicer in order to have the Education Loans serviced on a life of loan basis by Servicer.

                  The intent of this section is to assure that every Education Loan will remain with Servicer for servicing for the life of the loan.

                  Notwithstanding the foregoing, this section will not apply in the event: Servicer is in material breach of this Agreement and fails to cure such breach under the provisions set forth in Section 23(a) hereof.

                  1.3 APPROVED REMOVAL OF EDUCATION LOANS. If Lender sells or removes any Education Loan from the Servicer system with Servicer's prior written approval (i.e., for reasons such as serialization, but subject to Servicer's sole discretion), Lender agrees to pay to Servicer a removal fee of Twenty-One dollars ($21.00) per "Account Group" (as defined below) transferred off the Servicer's servicing system plus any other expenses related to additional, special or unique requests of the Lender.

                  1.4 SERIAL LOANS. Notwithstanding any other provision to the contrary in this Agreement, Servicer shall have the right to originate and service all Education Loans that are "serial" (as that term is commonly understood with respect to Education Loans) to Education Loans originated and/or serviced hereunder. This provision shall survive the termination of this Agreement for so long as Lender is directly or indirectly engaged in the business of making Education Loans under the FFEL Program; provided, however, that if an "eligible institution" as defined in the Education Act ("Eligible Institution") or a Borrower requests in writing that Servicer not provide either origination or servicing for a serial loan, then Lender shall not be required to use Servicer for origination or servicing for such serial loan as requested by the Eligible Institution or borrower; Lender shall not request an Eligible Institution or Borrower to give such request to Sender.


                  APPLICATION PROCESSING AND DISBURSEMENT SERVICES

                  2.1. APPLICATION PROCESSING. Servicer shall maintain a special post office drawer or box for purposes of receiving applications directly from Eligible Institutions, Borrowers or Lender. Servicer shall process applications received at the drawer or box or otherwise received at Servicer's office, as follows:

                           (a) Servicer shall verify that all Education Loan applications and supporting documents are complete, provided, however, Servicer shall not be required to verify any information included in an Education Loan application (except to the extent required by the Education Act or applicable Regulations of the Guarantor);

                           (b) Servicer shall perform acts necessary to secure disbursement approval and insurance coverage of the principal and interest on the Education Loan from the applicable Guarantor and shall be responsible for all communication and contact with such Guarantor necessary or appropriate to accomplish such approval and coverage;

                           (c) Servicer shall prepare and mail directly to Borrower all notices, statements and disclosures required under the Education Act;

                           (d) Servicer shall, if necessary, prepare and mail directly to Borrower a replacement or other necessary promissory note, together with appropriate instructions for execution and delivery of the promissory note and any related documentation;

Lender shall be solely responsible for payment to the U.S. Government of origination or other fees required by the Education Act, and for all fees required by any central disbursement agent, unless the parties agree otherwise in writing.

If Lender is utilizing a third party disbursement agent to disburse its Education Loans prior to delivery of the Education Loans to Servicer, Servicer will have no liability or responsibility for the tasks set forth in subsections
(a) - (d) above nor for reconciliation issues arising from such process.

                  2.2. DISBURSEMENT SERVICES. Servicer shall prepare the disbursement checks made payable to the appropriate Borrowers, or shall make other allowable arrangements for the disbursement of Education Loan proceeds, and shall mail the checks or deliver the funds, to the appropriate location. Servicer will print Lender's logo on checks if requested.

                  2.3. PLUS LOAN SERVICES. If applicable, Servicer shall perform credit review services (as required under the Education Act) on Borrowers to whom Lender agrees to make Education Loans which are PLUS loans authorized under Section 428B of the Education Act

("PLUS Loans"). Servicer agrees to act as Lender's agent for the receipt, evaluation, handling and maintenance of certain PLUS Loan credit information, in order to assist Lender in making decisions with respect to the approval or denial of PLUS Loans, consistent with the terms of the Education Act and Regulations. Lender will make the final lending decision, according to the procedures stated in this Agreement and such reasonable appeal processes as Lender determines and directs. Servicer will, with respect to PLUS Loans:

                  (a) Accept PLUS Loan applications or pre-approval requests for purposes of performing credit evaluation;

                  (b) Receive and evaluate (based on Education Act requirements and Lender's reasonable guidelines) a credit report from the credit-reporting agency for each applicant, and report the results of such evaluation to the appropriate Eligible Institution within twenty-four hours of receipt. Servicer may rely upon all information contained in such report or otherwise provided by the credit reporting agency and shall have no liability for inaccurate or erroneous information contained therein.

                  (c) Identify each applicant for a PLUS Loan who does not have an adverse credit history by generating and providing to Lender a disbursement report related to Education Loan origination.

                  (d) According to Education Act requirements, generate and provide to the PLUS Loan applicant an "adverse action" letter in compliance with the Equal Credit Opportunity Act on behalf of Lender with respect to each applicant identified as having an adverse credit history, within thirty (30) days after Servicer receives both the completed Education Loan application and the credit history, and provide a copy of such letter or otherwise identify such applicants to Lender.

                  (e) Lender agrees that with respect to all PLUS Loans processed under this Agreement, it will ensure that all information in Loan applications and other information provided to Servicer in connection with its performance of the services hereunder is accurate and complete.

                  (f) Lender will be responsible for handling and evaluating all appeals of denied credit, including, if appropriate following appeal, communicating in writing its approval of a PLUS Loan application previously denied, and requesting guarantee of the PLUS Loan due to error or other reasons relating to the original credit history and properly documenting the same.

Nothing in this Agreement shall make Servicer a loan production office or holder or originator of PLUS Loans processed under this Agreement. Lender acknowledges its sole liability for the decision to approve or deny PLUS Loan applications, and will hold Servicer harmless against claims arising out of such decisions.

                  2.4.     FUNDING OF LOANS.

                  (a) Servicer shall maintain an account for purposes of disbursing proceeds of Education Loans pursuant to this Agreement. Servicer shall notify Lender each "Business Day" (Monday - Friday, except Federally recognized holidays) of the disbursement amount required to fund the Education Loans processed in accordance with this Agreement. Promptly upon such notification, Lender shall cause such account to be credited with "same day" funds in such amount. If Servicer fails to notify Lender, Lender shall promptly credit such account with the required funds on the next Business Day and shall not be liable to Servicer, the Eligible Institutions or Borrowers for failure to credit the account on such day; provided, however, Lender shall use its best efforts to credit the account with "same day" funds regardless of when notification is received from Servicer. Lender shall cause all Education Loans originated in accordance with this Agreement to be promptly funded as set forth above.

                  (b) Failure to Fund. If Lender fails to fund the Servicer's account at the instructed level, Lender shall pay Servicer a fee of Two Hundred dollars ($200.00) per day the account is not funded. Should this failure persist for three (3) consecutive days, Servicer reserves the right to terminate its obligation to furnish the funding services. Servicer shall be entitled to earnings, if any, on the funding account.

                  (c) Return of Deposits. Amounts deposited with Servicer but not disbursed by reason of an Education Loan being canceled, shall be returned to Lender promptly, and in no event later than one (1) week after Servicer's receipt of the written notice of cancellation or return of the check with respect to such cancelled Education Loan.

                  3.       REPORTS.

                  (a) Standard Reports. Standard reports will be furnished to Lender via U.S. Mail, first class, postage prepaid, or as otherwise mutually agreed.

                  (b) Special Reports. At Lender's request, Servicer will furnish such special reports as can be reasonably provided by Servicer, provided, however, that Lender will compensate Servicer for such reports as a "Special Service" as indicated in Schedule "A".

                  4. REVIEW OF OUTPUT AND REPORTS. Servicer shall make commercially reasonable efforts to verify that all output, including reports, are correct and complete in all material respects. Lender shall, however, review each output, especially reports, thoroughly upon receipt to verify completeness and accuracy. Problems identified with output and/or the underlying Education Loan data shall be reported by Lender to Servicer within forty-five (45) days of the date the output was generated. Erroneous data and/or output programs so reported will be corrected, and affected reports will be rerun at no additional charge. Problems reported to Servicer after forty-five (45) days may be subject to a time and materials charge at Servicer's option to correct output retroactively. Servicer shall have no liability for errors that could reasonably be expected to be identified by Lender personnel familiar with the Education Loan program and Lender's Education Loan portfolio, or for errors that are not reported within forty-five (45) days.

                           POST-DISBURSEMENT SERVICING

                  5. DELIVERY AND CONVERSION OF EDUCATION LOANS FOR SERVICING AND COLLECTION. Subject to Servicer's scheduling requirements, Lender may from time to time deliver or cause to be delivered Education Loans to Servicer with respect to which processing has been completed and proceeds have been disbursed to the Borrowers prior to the date of delivery ("Converted Education Loans") to be serviced pursuant to the terms of this Agreement. Lender shall transmit to Servicer all documentation required by Servicer to enable it to service the Converted Education Loans (the "Loan Documentation"). Upon receipt of the Loan Documentation, Servicer shall verify only the presence of the promissory note, the original Borrower application, and proof of disbursement. Servicer is willing to use reasonable efforts to identify previous servicing errors or omissions in this process, if requested by Lender, for a fee to be mutually agreed upon following Servicer's review of the portfolio. However, Servicer shall not be liable or responsible for the consequences of any errors it does or does not detect in such file review, nor for missing or incorrect documentation at conversion.

                  6. PORTFOLIOS SUBJECT TO REJECTION BY SERVICER. Lender acknowledges that servicing certain types of Education Loan portfolios poses a risk of financial hardship for Servicer. Therefore, Servicer may in its discretion reject certain Education Loans or Education Loan portfolios ("Rejected Loans") prior to placing such loans on the Servicer system. Servicer shall provide Lender with reasonable notice prior to transfer to Servicer's system as to Servicer's determination that Education Loans are deemed to be Rejected Loans. Servicer shall have no right to reject or decline Education Loans after the loans are transferred to the Servicer system.

                  7. CONVERSION OF DELINQUENT LOANS. Servicer is agreeable to the conversion of delinquent Education Loans to its system for servicing. If a loan is one hundred eighty (180) days or more past due, however, Servicer will not be responsible for any Guarantor claim rejects or interest denials due to untimely guarantee claim filing.

                  8. SERVICING OF EDUCATION LOANS. Upon acceptance of any Education Loan into Servicer's computer system and after the sale date (if applicable) of the Education Loan to Lender, or following application processing arid disbursement of Education Loans originated under this Agreement, Servicer shall service the Education Loan in accordance with the Education Act, and this Agreement, including the following:

                  (a) Servicer will service the Education Loans in such a manner as to maintain the guarantee thereon in full force at all times, subject to Section 16, below.

                  (b) Servicer shall prepare and mail all required statements, notices, disclosures and demands directly to the Borrower.

                  (c) Servicer shall retain records of contacts, follow-ups, collection efforts and correspondence regarding each Education Loan.

                  (d) Servicer shall provide accounting for all transactions related to individual Education Loans, including, but not limited to, accounting for all payments of principal and interest upon such Education Loans (for Converted Education Loans, from the conversion date to the Servicer system).

                  (e) Servicer shall process all deferments and forbearances.

                  (f) Servicer shall process all address changes and update address changes accordingly.

                  (g) Servicer shall retain all documents it receives pertaining to each Education Loan, in accordance with the filing requirements set forth in the most current "Common Manual - Unified Student Loan Policy". Such retention may be on magnetic tape, microfilm, laser disk or other related medium.

                  (h) When necessary and allowable by the Education Act, Servicer shall take all steps necessary to file a claim for loss with Guarantor.

                  (i) Servicer shall provide data as required to Guarantor. Any requirements beyond those found in the Common Manual shall be billed to the Lender at a price to be mutually agreed upon. Servicer shall have no liability for late filing of claims if the information required for such filing has been requested from Lender but not received within seven days of such request.

                  (j) Servicer shall process and add repurchase Education Loans from the Guarantor to the Servicer Servicing System as required by the Education Act or upon the request of Lender. The fee for such repurchase is provided in Schedule A.

                  (k) Servicer shall provide such other services as Servicer customarily provides and deems appropriate.

                  9. SYSTEM UPDATES. Lender agrees that in the course of its Education Loan servicing activities, Servicer may rely on, without independently verifying, all data entries, manipulations and representations provided to Servicer by Lender, Eligible Institutions, and Borrowers with respect to the Education Loans, including but not limited to, Eligible Institutions/Borrower certification, eligibility, enrollment, and Eligible Institution or Borrower demographics, including data entries provided to Servicer electronically, via the Internet or otherwise, and that Servicer shall have no liability for incorrect information or the consequences thereof, which is provided by Lender, Eligible Institutions, or Borrowers.

                  10. CURE SERVICING. At Lender's request Servicer agrees to perform additional servicing activities not required under the terms of this Agreement for Converted Education Loans transferred to Servicer, which have previously not been serviced in accordance with the Education Act and Regulations, and which require additional servicing activity to attempt to maintain or reinstate the Loans' principal and interest guarantee from the Guarantor ("Cure Procedures"). Utilizing Cure Procedures approved by the Guarantor, Servicer will use its best efforts to cure all defects caused by Lender or unreasonable acts of the Guarantor(s) (as defined in Section 17 below). Servicer makes no representation or warranty that the guarantee on any Education Loan will be reinstated regardless of whether Servicer follows the Cure Procedures approved by the Guarantor.

                  11. WRITE OFF GUIDELINES. The Servicer shall use the following guidelines in determining whether to write off and terminate efforts to collect or service a Borrower's Account:

Account Balance*                               Process Requirements
----------------                               --------------------
$0 - $100.00                        Writeoff thirty (30) days after the last
                                    payment was made, and if applicable,
                                    forward notes to Borrower.

$100.01 +                           Recover such amount by filing a supplemental
                                    claim, if applicable, or service as
                                    normal.

*Account Balance includes both principal and interest

If the Borrower's final payment results in an overpayment equal to or greater than ten dollars ($10.00), the Servicer shall notify the Lender no later than forty-five (45) days after receipt to refund the entire overpayment to the Borrower. If the overpayment is less than ten dollars ($10.00), the Servicer shall write off the amount, but in each case shall notify the Lender by listing the dollar amount and Borrower Account within thirty (30) days. To the extent a law requires refunds of less than $10.00, Servicer shall refund such overpayment upon notification by Lender of such law and the specific requirements thereof.

                  12. REPORTS TO LENDER. On or before the 15th day of each month, (or by the 15th day following quarter end, as applicable) unless some other time is provided herein, Servicer shall prepare and deliver the following reports to Lender, or to such other person as Lender may designate, with respect to activity during the preceding month:

                  (a)      Total Principal Report (Daily);

                  (b)      Interest Reconcile Report (Daily)

                  (c)      Refund Reconcile Report (Daily);

                  (d)      Daily Monetary Transaction Summary (Daily, Monthly);

                  (e)      Portfolio Report (Monthly);

                  (f)      Claims Delinquency Detail (Monthly);

                  (g) Computation of Interest and Special Allowance Payments (currently reported on E.D. Form 799). Data will be computed commencing with the date Education Loans appear on the records of Servicer (Quarterly).

                  Lender shall receive one copy of each of the above reports at no cost. Servicer will provide extra copies at the request of Lender, and Lender will pay the cost of the copies. Any customized reports shall be provided at an additional cost to be mutually agreed upon by Servicer and Lender.

                  13.      SERVICING FEES.

                  13.1. Lender shall pay to Servicer, on or before the 15th day of each month (or within fifteen (15) days of billing statement) the fees provided in Schedule A ("Servicing Fees") for and in consideration of the services performed by Servicer hereunder for the preceding month. After the first twelve (12) months of this Agreement, the Servicing Fees shall be subject to change by Servicer at any time, upon sixty (60) days written notice, but changes will not occur more frequently than once every twelve (12) months. No change will result in an increase that exceeds two percent (2%) for any twelve
(12) month period.

                  In the event Servicing Fees are not paid within thirty (30) days of the billing statement, Lender agrees to pay a late fee of one and one-half percent (1 1/2%) per month against the entire outstanding balance of the account including any prior late fees outstanding. Servicer also reserves the rights to (a) withhold transfer of borrower payments; (b) withhold reports otherwise due; and (c) terminate this Agreement without notice if nonpayment persists for sixty (60) days or more from billing.

                  13.2. POSTAGE EXPENSES. In addition to the foregoing, Lender also agrees that Servicer may pass on to Lender the cost of actual increases in postage rates by the United States Postal Service.

                  13.3. MATERIAL CHANGES. The parties agree that should Servicer be required to make material changes to its current Lender servicing practices or servicing system due to changes to the Education Act, Regulations of the Guarantor, and/or business environment, or to other costs beyond Servicer's control, Servicer may increase the Servicing Fees with Lender to reasonably reflect those increased costs at any time during this Agreement.

                  13.4. RIGHT TO OFFSET. In the event that the Servicer does not receive payment from Lender with respect to any Education Loan or services provided under this Agreement, or in the event that the Servicer is notified that funds are owed to the Secretary of Education, the Servicer shall notify Lender of such nonpayment or monies owed. In such event, the Servicer may, at its discretion, use funds received on Lender's behalf to offset or pay any monies due the Secretary of Education or any invoice due the Servicer plus interest provided that the invoice has not been paid, the amount is undisputed as of the date of payment, and ninety (90) days have elapsed since the mailing of the invoice to Lender.

                  14. LOAN PAYMENTS. Borrowers will be directed to make all Education Loan payments to a lockbox established by Servicer. All cash receipts will be remitted once a week to Lender or as Lender may otherwise reasonably request.

                  15. INQUIRIES. Servicer shall answer all inquiries regarding Education Loans, Eligible Institution status or refunds, and Lender shall cooperate to the extent necessary to gather the information needed to answer such inquiries. Such inquiries may be referred to the Eligible Institution which the student Borrower attended or is attending, if necessary. Servicer shall have no responsibility for any disputes between Borrowers and Eligible Institutions regarding tuition, registration, attendance, or quality of education/training.

                  16. AGENT AUTHORIZATION. Lender authorizes Servicer to act as Lender's agent in the processing and servicing of Lender's Education Loans. This authorization includes but is not limited to all correspondence and liaison necessary with Guarantor regarding Lender's Education Loans, assignment of claims to Guarantor and any/or all other communications, correspondence, signatures or other acts appropriate to service Lender's Education Loans in accordance with the Education Act and/or Regulations of the Guarantor.

                  17. LIABILITY OF SERVICER. Servicer assumes no responsibility or liability for any claims, liabilities, losses, guarantee rejects, or interest denials that are related to servicing of the Education Loans prior to (a) Servicer processing the application of the Education Loan,
(b) placing of the Education Loan on Servicer's system, or (c) prior to the date Lender holds ownership of the Education Loan. Servicer assumes no liability for the failure of any Borrower to repay their Education Loan, nor for the failure of the United States government to pay any principal, interest, subsidy or special allowance, nor for the failure of Guarantor to make a required payment of any principal and/or interest on any of Lender's Education Loans. Servicer shall not be responsible for consequences of unreasonable acts of any Guarantor. For purposes of this Agreement, unreasonable acts of the Guarantor shall include but not be limited to: Guarantor actions that are outside the scope of industry custom; oral commitments accepted in practice discontinued without sufficient advance notice; retroactive implementation of a regulation without sufficient prior notification or clarification; Guarantor servicing deficiencies that preclude Servicer from performing requirements correctly or timely; Guarantor submission of data to the incorrect entity; Guarantor submission of data in a format that is not usable, legible or readable; refusal of the Guarantor to acknowledge data or documentation; unscheduled changes in normal business hours; enforcement of an unwritten policy or standard; interpretation of a policy, standard or regulation in a manner inconsistent with the Common Manual, Guarantor's manual or Department of Education clarification; or any other acts of the Guarantor of a similar nature.

                  If Servicer takes or fails to take any action in connection with servicing responsibilities under this Agreement (whether or not such action or inaction amounts to negligence) which causes any Education Loan subject to this Agreement to be denied the benefit of any applicable guarantee, Servicer shall have a reasonable time to cause such benefits of the guarantee to be reinstated. If such benefits are not reinstated within twelve (12) months of denial by Guarantor or the Department of Education, Lender agrees to sign a Loan Sale Agreement to sell the Education Loan to another Eligible Lender (as defined in the Act) of Servicer's choice ("Buyer"). Subject to the terms of the Loan Sale Agreement, Buyer will purchase the Education Loan from Lender for an amount equal to the amount the Guarantor would have paid if the Education Loan had been accepted and paid by the Guarantor as a claim (which may include but is not limited to lost principal, interest including interest penalties for due diligence violations, and special allowance payments), and title to the Education Loan will thereby be transferred to

Buyer. Lender shall repurchase any Education Loan on which the guarantee is fully reinstated, from Buyer at an amount equal to the then outstanding principal balance plus all accrued interest due thereon, less the amount subject to Lender Risk Sharing under the Education Act. Notwithstanding any other provision in this Agreement to the contrary, if Servicer performs its duties under this paragraph, then Servicer shall not be deemed to be in breach of this Agreement for failure to service properly.

                  Lender's remedies for breach of this Agreement by Servicer shall be limited to this section. In no event will Servicer be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not Servicer has been advised of the possibility of such damages. Any action for the breach of any provisions of this Agreement shall be commenced within one (1) year after the Education Loan leaves the Servicer's servicing system.

                  18. INDEMNIFICATION. Lender shall indemnify and hold Servicer harmless from and against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees) asserted against or incurred by Servicer as a result of Servicer complying with any instruction or directive by Lender. Lender shall further indemnify and hold Servicer harmless from and against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees) asserted against or incurred by Servicer as a result of actions not the fault of or not caused solely by a negligent act of Servicer, its agents or employees, including all claims, liabilities, losses, damages and costs caused in part or in whole by or the fault of the Lender, a prior holder, owner or Lender, a prior servicer or any other party connected in any manner to the Education Loan or Education Loans resulting in the claim, liability, loss, damage, cost, or expense.

                  19. DISCLOSURE OF INFORMATION. (a) All data, information, records, correspondence, reports or other documentation received by Servicer pursuant to this Agreement from Lender, the Eligible Institution which the student attended, or the Borrower, or prepared and maintained by Servicer in the course of its activities under this Agreement shall be released or divulged only to Lender, Eligible Institutions, guarantee agencies, regulatory bodies, other parties necessary to accommodate enforceability of the Education Loan, Servicer's affiliates or as otherwise required by law. With respect to information or documents relating to a particular Borrower, Servicer may release or divulge that information or those documents to that Borrower, Eligible Institutions, or such other parties as Servicer may be directed in writing by Lender or such Borrower, or as otherwise required by law.

                  (b) Servicer shall establish and maintain policies and procedures designed to ensure the confidentiality of the Lender information (non-public personal information). Among other things, Servicer acknowledges that it is against Federal law to disclose non-public personal information received from a financial institution under certain circumstances. Servicer and Lender agree to comply with the provisions of the Gramm-Leach-Bliley Act and all implementing rules and regulations (collectively "GLB") regarding consumer financial privacy, to the extent each of their actions and responsibilities hereunder are impacted.

                  (c) Lender acknowledges that it holds the "Customer Relationship" (as defined in GLB) with Education Loan borrowers and thereby has the responsibility to provide required privacy policies and notices to such borrowers. Upon request, Servicer will assist Lender with such services at an additional fee to be negotiated separately from this Agreement.

                  20.      CONFIDENTIALITY.

                  20.1. Lender agrees not to disclose any provisions or portions of this Agreement, "Trade Secrets" (as defined below) or financial information (collectively, "Confidential Information") concerning or belonging to Servicer to any third party or use the same in competition with Servicer. For purposes of this Agreement, Confidential Information does not include "Nonpublic Personal Information" as defined in GLB. "Trade Secret" shall mean the whole or any portion or phase of any technical information, design, process, procedure, formula, improvement, algorithm, method, technique, confidential business or financial information, or other information relating to any business of Servicer that is not generally known by the public. Servicer and Lender specifically agree that the format used to transfer Lender's data contains confidential and proprietary trade secret information that is the exclusive property of Servicer. Servicer makes no claim to the specific data contained in any printout given to Lender and recognizes that said data is the exclusive property of Lender. Servicer and Lender agree, however, that all aspects of the underlying computer program, algorithms, methods of processing, specific design and layout, report format, and the unique processing techniques and interactions of the various aspects of Servicer's computer program are trade secrets of, proprietary to, and owned exclusively by Servicer.

                  20.2. In accordance with applicable law, the Lender agrees that in the event Servicer grants access to any Confidential Information, to forever thereafter keep the same confidential. Lender also agrees to keep Confidential Information and material (both written and verbal) relating to any Lender, vendor, or other party transacting business with Servicer. Lender, its agents and employees, further agrees not to release, share, use, or disclose the same without the prior written permission of Servicer except to only those of Lender's employees, agents, or advisors having a need to know the same for purposes related to this Agreement.

                  20.3. Lender, its agents, employees, and advisors, recognize the disclosure of Confidential Information by Lender, or Lender's agents or advisors may give rise to irreparable injury to Servicer inadequately compensable in damages and that accordingly, Servicer may seek and obtain injunctive relief or damages against the disclosure or threatened disclosure, in addition to any other legal remedies, including attorney's fees, which may be available. The parties agree, however, that the duty to protect Confidential Information shall not include data, information, or materials which the Lender can demonstrate is publicly available by other than unauthorized disclosures by other parties. All confidentiality requirements shall survive the termination or cancellation of this Agreement.

                  21. INTELLECTUAL PROPERTY PROTECTION. The parties agree that all right, title and interest of whatever nature in Servicer's user manuals, training materials, computer programs (including both source and object code), routines, structures, layout, report formats, together with all subsequent versions, enhancements and supplements to said programs, all copyright rights, and all oral or written information relating to Servicer's intellectual property conveyed in confidence by Servicer to Lender pursuant to this Agreement which is not generally known to the public and which gives Servicer an advantage over its competitors who do not know or use such information are also Confidential Information. All forms of Servicer's intellectual property of whatever nature is and shall remain the sole and exclusive property of Servicer. Lender may only use aforementioned materials and tools in form and manner approved by Servicer in writing.

                  22. MODIFICATION OF EQUIPMENT, COMPUTER PROGRAMS AND PROCEDURES. The Servicer reserves the right to change any part or all of its equipment and computer programs, and its procedures, reports and services, relating to the manner of, or the methodology used in, servicing Education Loans as set forth in this Agreement without the prior consent of the Lender; provided, however, that in no event shall such change abrogate or in any way modify the obligations of the Servicer to comply with the Education Act and Regulations as set forth above. It is specifically understood that the intent of this paragraph is to allow the Servicer flexibility in the methods and techniques of servicing subject to full compliance with this Agreement.

                  23.      TERMINATION.

                  a. If at any time during this Agreement either party refuses or fails to perform in a material fashion any portion of this Agreement, the other party will provide written notice describing the nonperformance. If the nonperforming party fails or refuses to correct the nonperformance within thirty (30) days after receipt of written notice, the other party may terminate this Agreement.

                  b. If the delinquency rate of the Lender's portfolio of Education Loans being serviced hereunder (as calculated during month-end processing in accordance with the formula described below) exceeds twenty percent (20%) for any three consecutive months during the term of this Agreement, the Servicer may terminate the Agreement by providing sixty (60) days prior written notice to the Lender. The Servicer may, at its option, propose modified servicing fees in lieu of exercising the termination provisions of this section. Delinquency rate is defined as the number of Accounts 31- 270 days delinquent divided by the total number of Accounts in repayment status.

                  24. PROCEDURES IN EVENT OF SERVICER BREACH. If this Agreement is terminated by Lender due to a breach by Servicer, a deconversion fee of Three dollars ($3.00) per Account plus any other reasonable expenses incurred in connection with the transfer of Lender's files and other required information and reports off of the Servicer system, shall be paid by Lender. In such case, Servicer shall turn over to Lender all Education Loan files in accordance with acceptable standards as described in the Common Manual to support claims filing function. Servicer shall make available to Lender the original promissory note, along with an electronic record of Servicer servicing documenting information related to deferments, forbearances, disbursements, and guarantees (the "Electronic History"). Electronic History shall be provided in Servicer's standard format.

                  25. NOTICES. All notices or communications between the parties shall be addressed as follows: If to Servicer: President, Nelnet, Inc., 6420 Southpoint Parkway, Jacksonville, FL, 32216, with a copy to General Counsel, Nelnet Corporation, 3015 South Parker Road, Suite 400, Aurora, CO 80014, and if to Lender: _________________ or to such other address as may be indicated by the parties. Any notice shall be deemed given upon mailing if by registered or certified mail, and upon receipt in every other case.

                  26. GOVERNING LAW. This Agreement is executed and delivered within the State of Colorado. The parties agree this Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Colorado, and that the state and Federal courts and authorities within Colorado shall have sole jurisdiction and venue over all controversies which may arise with respect to the execution, interpretation and compliance with this Agreement.

                  27. CHANGES IN WRITING. This Agreement, including this provision, shall not be modified or changed except by a writing signed by all parties hereto.

                  28. SEVERABILITY. If a court of competent jurisdiction finds any of the provisions of this Agreement to be so overly broad as to be unenforceable or invalid for any other reason, the invalid provisions will be reduced in scope or eliminated by the court to the extent deemed necessary by the court to render the remaining provisions of this Agreement reasonable and enforceable.

                  29. PERSONS BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

                  30. ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party which consent shall not be unreasonably withheld. However, notwithstanding the previous sentence, Servicer may in its sole discretion, without Lender's consent, assign or delegate any of its duties or obligations hereunder to an entity affiliated with Servicer. In such case, the assignee or delegate shall be bound by all terms and conditions of this Agreement related to such assignment or delegation.

                  31. TITLES. The titles used in this Agreement are intended for convenience and reference only. They are not intended and shall not be construed to be a substantive part of this Agreement or in any other way to affect the validity, construction or effect of any of the provisions of this Agreement.

                  32. WAIVER. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

                  33. FORCE MAJEURE. The foregoing provisions of this Agreement are subject to the following limitation: If by reason of a force majeure Servicer is unable in whole or in part to carry out any agreement on its part herein contained, Servicer shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean, without limitation, the following: acts of God, strikes, lockouts, or other industrial disturbances; acts of public enemies; order or restraint of any kind of the government of the United States of America or of the States of Colorado, Nebraska or Florida or Cities of Aurora, Colorado, Lincoln, Nebraska or Jacksonville, Florida, or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accident to machinery, equipment, transmission pipes or canals; or any other cause or event not reasonably within the control of Servicer.

                  34. HIRING. Lender agrees that during the term of this Agreement and any extensions or renewals thereof, and for one year thereafter, Lender shall not solicit for hire, or knowingly allow its employees to solicit for hire, any employees of Servicer without the prior written consent of Servicer.

                  35. AUDITS. Lender, at its own expense, with prior notice to Servicer and during Servicer's normal business hours, may perform or arrange to have audits performed of Servicer's servicing activities on Lender's Education Loans. Servicer shall provide up to forty (40) hours of audit assistance per year. Lender will reimburse Servicer for its staff time and expense beyond said forty (40) hours.

                  36. CORPORATE OBLIGATION. This Agreement is solely a corporate obligation of Servicer and Lender and no personal liability against any parent, subsidiary, affiliate, incorporator, member, officer, employee, or trustee, past present, or future of the parties shall attach to any of the foregoing as a result of this Agreement, the provision of the Services pursuant to this Agreement, or any breach of this Agreement; the parties hereto agreeing that the sole recourse is against the Servicer (or its successors) or the Lender (or its successors). Notwithstanding the foregoing, any incorporator, member, officer, employee, or trustee shall have responsibility to the extent such individual receives a fraudulent conveyance from Servicer or Lender.

                  37. ENTIRE AGREEMENT. This is the entire and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements oral and written, between the parties relating to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     NELNET, INC.

                                     By:_____________________________________

                                     Name: Edward P. Martinez

                                     Title: Sr. Vice President/General Counsel

                                     LENDER


                                     By:_______________________________________

                                     Name:_____________________________________
                                           (Please Print)

                                     Title:____________________________________

                                   SCHEDULE A
                                       TO

                          LOAN APPLICATION PROCESSING,
                      DISBURSEMENT AND SERVICING AGREEMENT

                                  SCHEDULE 3.2
                                       TO
                               SECURITY AGREEMENT

   Office Locations; Fictitious Names; Tax I.D. Number; Organizational Number

OFFICE LOCATIONS:

       Headquarters Office:               3015 South Parker Road
                                          Suite 400
                                          Aurora, Colorado 80014

       Other Locations:                   121 South 13th Suite 201
                                          Lincoln Nebraska

                                          First Trust Center
                                          180 East Fifth Street, Suite 1350
                                          St. Paul, Minnesota

                                          6420 Southpoint Parkway
                                          Jacksonville, Florida

NAMES:

       Current Name:                      NELNET, Inc.

       Prior Names:                       NELNET Loan Services, Inc., UNIPAC
                                          Service Corporation

       Fictitious Names:                  None

TAX PAYER I.D. NO.:                       84-0748903